UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                                 (Rule 14a-101)

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No. _________)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           MEDICAL NUTRITION USA, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

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     (4)  Proposed maximum aggregate value of transaction:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
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


                           MEDICAL NUTRITION USA, INC.

                                   -----------

                  NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on June 6, 2007

To the Shareholders of Medical Nutrition USA, Inc.:

         You are cordially invited to attend the 2007 Annual Meeting of Shareholders (the "2007 Annual Meeting") of Medical Nutrition USA, Inc. (the "Company"), which will be held at the Company's executive offices, 10 West Forest Avenue, Englewood, New Jersey 07631, at 10:00 a.m. local time on Wednesday, June 6, 2007 for the purposes of considering and voting upon:

     1. A proposal to elect four directors to the Board of Directors of the Company (the "Board").

         This matter is described more fully in the Proxy Statement accompanying this notice.

     2. Such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board is not aware of any other business to be presented to a vote of the shareholders at the 2007 Annual Meeting.

         The Board has fixed the close of business on May 2, 2007 as the record date (the "Record Date") for determining those shareholders who will be entitled to notice of and to vote at the 2007 Annual Meeting. The stock transfer books will remain open between the Record Date and the date of the 2007 Annual Meeting.

         Representation of at least a majority in voting interest of the common stock of the Company either in person or by proxy is required to constitute a quorum for purposes of voting on the proposal set forth above. Accordingly, it is important that your shares be represented at the 2007 Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE 2007 ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. You may revoke your proxy at any time prior to the time it is voted at the 2007 Annual Meeting.

         Please read the accompanying proxy material carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

                                             By Order of the Board of Directors,


                                             /s/ Francis A. Newman
                                             -----------------------------------
                                             Francis A. Newman
                                             Chairman
May 16, 2007
Englewood, New Jersey

               Shareholders Should Read the Entire Proxy Statement
                   Carefully Prior to Returning Their Proxies

                                   -----------

                                 PROXY STATEMENT
                                       FOR
                       2007 ANNUAL MEETING OF SHAREHOLDERS
                                        OF
                           MEDICAL NUTRITION USA, INC.

                           To Be Held on June 6, 2007

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Medical Nutrition USA, Inc. ("MNI" or the "Company") of proxies to be voted at the 2007 Annual Meeting of Shareholders (the "2007 Annual Meeting"), which will be held at 10:00 a.m. local time on June 6, 2007 at the Company's executive offices, 10 West Forest Avenue, Englewood, New Jersey 07631, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2007 Annual Meeting of Shareholders (the "Notice"). This Proxy Statement and the proxy are first being mailed to shareholders on or about May 16, 2007. The Company's 2007 Annual Report to Shareholders, which includes the Company's Annual Report on Form 10-KSB for the year ended January 31, 2007, is being mailed to shareholders concurrently with this Proxy Statement. The 2007 Annual Report to Shareholders is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

                         VOTING RIGHTS AND SOLICITATION

         The close of business on May 2, 2007 was the record date (the "Record Date") for shareholders entitled to notice of and to vote at the 2006 Annual Meeting. As of the Record Date, the Company had 14,068,145 shares of common stock issued and outstanding. All of the shares of the Company's common stock outstanding on the Record Date are entitled to vote at the 2007 Annual Meeting. Holders of the common stock of record entitled to vote at the 2007 Annual Meeting will have one vote for each share of common stock so held with regard to each matter to be voted upon by such shareholders.

         All votes will be tabulated by the inspector of elections appointed for the 2007 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

         The holders of a majority in voting interest of the common stock outstanding and entitled to vote at the 2007 Annual Meeting will constitute a quorum for the transaction of business at the 2007 Annual Meeting.

         The voting interest of shares of the common stock represented in person or by proxy will be counted for purposes of determining whether a quorum is present at the 2007 Annual Meeting. Shares which abstain from voting as to a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the voting interest present and entitled to vote at the 2007 Annual Meeting, but will not be counted as votes cast on such matter. If a broker or nominee holding stock in "street name" indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, those shares will be considered as present and entitled to vote with respect to such matter, but will not be counted as a vote cast on such matter.

         In voting with regard to the proposal to elect directors (Proposal 1), shareholders may vote in favor of all the nominees, withhold their votes as to all nominees or withhold their votes as to a specific nominee. The vote required by Proposal 1 is governed by Delaware law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. As a result, in accordance with Delaware law, votes that are withheld and broker non-votes will not be counted and will have no effect on the voting for election of directors.

         Shares of the Company's common stock represented by proxies in the accompanying form which are properly executed and returned to the Company will be voted at the 2007 Annual Meeting in accordance with the shareholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR all nominees for director listed in Proposal 1. Management does not know of any matters to be presented at the 2007 Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the 2007 Annual Meeting, the proxy holders will vote on such matters in accordance with their best judgment.

         Any shareholder has the right to revoke his, her or its proxy at any time before it is voted at the 2007 Annual Meeting by giving written notice to the Secretary of the Company, by executing and delivering to the Secretary a duly executed proxy bearing a later date, or by appearing at the 2007 Annual Meeting and voting in person.

         The entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by officers and regular Company employees for no additional compensation. In addition, the Company has retained American Stock Transfer & Trust Co., its transfer agent, to assist in the solicitation of proxies. The Company will bear all reasonable solicitation fees and expenses of American Stock Transfer & Trust Co. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's common stock, and such persons may be reimbursed for their expenses.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

COMPOSITION OF BOARD

         The Company's Bylaws provide that the Board will consist of not fewer than four nor more than seven directors. The Board currently consists of four members, all of whom were elected by the holders of the common stock at the 2006 Annual Meeting of Shareholders. The Board has no current plans to change its size, after the 2007 Annual Meeting, the Board will consist of four members, of whom Messrs. Horowitz, Korman and Rosenberg are independent under the independence standards of the Nasdaq stock market.

         The Company's directors are elected by the shareholders at each annual meeting of shareholders and will serve until their successors are elected and qualified, or until their earlier resignation or removal. There are no family relationships among any of the current directors, the nominees for directors and executive officers of the Company.

         The proxy holders named on the proxy intend to vote all proxies received by them in the accompanying form FOR the election of the nominees listed below, unless instructions to the contrary are marked on the proxy. These nominees have been selected by the Board. All of the nominees are currently members of the Board. If elected, each nominee will serve until the annual meeting of shareholders to be held in 2008 or until his or her successor has been duly elected and qualified.

         In the event that a nominee is unable or declines to serve as a director at the time of the 2007 Annual Meeting, the proxies will be voted for any nominee who will be designated by the present Board to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below, unless instructions are given to the contrary. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

         The following is certain information as of April 30, 2007 regarding the nominees for election as directors.

NOMINEES FOR ELECTION AS DIRECTORS

         NAME               POSITION                                        AGE
         ----------------   -------------------------------------------     ---
         Francis Newman     Chairman, Chief Executive Officer, Director     57
         Andrew Horowitz    Director                                        44
         Mark Rosenberg     Director                                        44
         Bernard Korman     Director                                        74

BIOGRAPHICAL INFORMATION REGARDING DIRECTORS

         Francis Newman. Mr. Newman has been a director since November 2002 and Chief Executive Officer of the Company since March 2003, and Chairman since July 2003. From 2001 to 2003 Mr. Newman was a private investor and advisor to health care and pharmaceutical companies. From 2000 to 2001 he was President and CEO of more.com, an internet pharmacy company. From 1993 to 2000 he was President and CEO, and from 1997 until 2000 Chairman, President and CEO of Eckerd Corporation, one of the largest drug store chains in the United States. From 1986 until 1993, he was President and CEO of F&M Distributors, Inc., a drug store chain. Mr. Newman is a director of Jabil Circuit, Inc. and JoAnn Stores, Inc. He has served on the board of the National Association of Chain Drug Stores since 1993, including as its Chairman (1999-2000). Mr. Newman is a member of the University of Michigan School of Pharmacy Board of Advisors and a Trustee of Sidwell Friends School, Washington DC.

         Andrew Horowitz J.D. Mr. Horowitz has been a Director since September, 2002. His most recent ventures were Partners Healthcare, a leading institutional pharmacy company that he started in 1998, and Care Alternatives, a hospice service provider, that he acquired in 2000. Upon graduation from Emory Law School, Mr. Horowitz joined the New Jersey law firm of Norris, McLaughlin & Marcus in the practice of business and tax law. Mr. Horowitz has been in healthcare since succeeding his father in the management of Scotchwood Pharmacy, a successful pharmacy business his dad started 35 years earlier. In 1995, Scotchwood was acquired by The Multicare Companies, a nursing home company traded on the NYSE. Pursuant to that acquisition, Mr. Horowitz became Director of Multicare's pharmacy operations and in 1996 became a senior officer in the Company, responsible for all ancillary businesses, including homecare, portable diagnostics and medical supply. Upon Multicare's acquisition by Genesis Health Ventures in 1997, he left to develop Partners. In 2003, Partners, Care Alternatives and Solutions Healthcare, a JCAHO accredited infusion-therapy business also owned by Mr. Horowitz, were sold to investors as part of a like-kind roll-up, and he left the Company in May, 2005. He currently serves as Founder and Chairman of Enclara Health, an End of Life Healthcare services company, headquartered in San Mateo, California.

         Mark Rosenberg. Mr. Rosenberg has been a director since March 2004. He is one of eight investment professionals at MHR Fund Management LLC, a $2 billion fund focused on middle market distressed businesses. He previously was Vice President with CRT Capital Group LLC in Greenwich, CT, where he was a Research Analyst of distressed high yield and convertible debt covering the healthcare industry, among others. He is the former president of Rosemark Management, Inc. He serves on the Board of Ben Arnold Sunbelt Beverage Company of South Carolina, L.P., Columbia, SC. Mr. Rosenberg graduated from the Wharton School, University of Pennsylvania and holds a Bachelors of Science in Economics, 1984.

         Bernard Korman. Mr. Korman has been a director since September 2004. Mr. Korman is Chairman of Philadelphia Health Care Trust, a Foundation dedicated to supporting healthcare delivery, research and education. After practicing law in Philadelphia for 13 years, in 1968 he founded and was Chairman, President and CEO of American Medicorp, Inc. (NYSE), one of the first public hospital management companies in the United States. From 1977 until 1995, he served as President and CEO of MEDIQ Incorporated (AMEX), a healthcare services company, and Chairman of PCI Services, Inc. (NASDAQ), a pharmaceutical packaging services company (1983-1996). Mr. Korman presently serves as a Director of The New America High Income Fund, Inc. (NYSE); Omega Healthcare Investors, Inc. (NYSE); and NutraMax Products, Inc.

BOARD MEETINGS AND COMMITTEES

         The Board held a total of five meetings during the fiscal year ended January 31, 2007 (the "2007 Fiscal Year"). The Board has an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee.

         The Audit Committee operates under a written charter adopted by the Board on January 14, 2003. A copy of the Audit Committee Charter is located at the Company's web site www.mdnu.com under the "Investor Relations" heading. The Audit Committee's duties include responsibility for reviewing the Company's accounting practices and audit procedures. The Audit Committee, which consists of Bernard Korman (Chairman), Andrew Horowitz, and Mark Rosenberg, held four meetings during the fiscal year ended January 31, 2007 (the "Fiscal Year"). Each member of the Audit Committee meets the independence requirements of the NASDAQ Stock Market listing standards (the "Nasdaq standards"). (See the "Report of Audit Committee" later in this Proxy Statement, which details the duties and performance of the Audit Committee.) The Company's Board of Directors has determined that Mr. Korman is qualified to serve as an audit committee financial expert as defined in the applicable regulations of the Securities and Exchange Commission.

         The Compensation Committee recommends to the Board the compensation and benefits of the Company's executive officers, and has established and reviews general policies relating to compensation of the Company's employees. The Compensation Committee, which consists of Andrew Horowitz (Chairman), Bernard Korman, and Mark Rosenberg, held three meetings during the 2007 Fiscal Year.

         The Nominating & Governance Committee operates under a written charter adopted by the board on February 25, 2004. A copy of the Nominating & Governance Committee Charter is available on the Company's website www.mdnu.com under the "Investor Relations" heading. The Nominating & Governance Committee's duties include developing and maintaining a current list of the functional needs and qualifications of members of the Board, evaluating and recommending whether a member of the Board meets the criteria to qualify as an "independent" director under the Nasdaq standards, to interview, evaluate, nominate and recommend individuals for membership on the Board as required and to evaluate the effectiveness of the meetings of the Board, including agendas, meeting materials, meeting structure and organization, schedule of meetings and minutes. The committee also prepares, recommends and establishes Board policies for corporate governance and planning. The Nominating & Governance Committee, which consists of Mark Rosenberg (Chairman), Andrew Horowitz and Bernard Korman, had two meetings during the 2007 Fiscal Year. Each member of the Nominating & Governance Committee meets the independence requirements of the Nasdaq standards.

         The Nominating & Governance Committee's purpose is to periodically report to the Board of Directors regarding corporate governance matters, including making recommendations of qualified nominees for election to the Board of Directors. The Committee identifies director candidates through recommendations made by members of the Board of Directors, management, shareholders and others, or an executive search firm. At a minimum, a Director nominee should have significant management or leadership experience which is relevant to the Company's business, as well as professional and personal integrity. Recommendations are developed based on the nominee's own knowledge and experience in a variety of fields, and research conducted by the Company's staff at the Nominating and Governance Committee's direction.

         Nomination of Director Candidates. Nominations for the election of directors may be made by the Board or a proxy committee appointed by the Board or by stockholders of the company. Any stockholder nominating Director candidate(s) for election at a meeting of the shareholders must:

                  (1) Be a stockholder of record of the Company at the time of the giving of the notice of meeting and at the time of the meeting.

                  (2) Be entitled to vote at the meeting in the election of Directors.

                  (3) Give timely written notice of the nomination to the Secretary.

         Stockholder's notice must be received by the Secretary at the principal offices of the Company not later than the close of business on the fifteenth calendar day, and not earlier than the opening of business on the thirtieth calendar day, prior to the meeting; A shareholder's notice must set forth all of the information about each candidate required to be disclosed in a proxy statement complying with the rules of the Securities and Exchange Commission used in connection with the solicitation of proxies for the election of the candidate as a Director. If the officer presiding at the meeting determines that one or more of the candidates has not been nominated in accordance with these procedures, he or she will so declare at the meeting, and the candidates will not be considered or voted upon at the meeting.

         Shareholders who wish to communicate with members of the Board may send correspondence to them in care of Corporate Secretary, Medical Nutrition USA, Inc., 10 West Forest Avenue, Englewood, New Jersey 07631. The Corporate Secretary will forward all communications received to the Board not later than the next regularly scheduled Board meeting.

         The Company has adopted a code of ethics that applies to our directors, executive officers, including our principal executive officer, principal financial officer, and controller. This code of ethics can be found on the Company's website www.mdnu.com under the "Investor Relations" heading.

DIRECTOR COMPENSATION

         Directors of the Company who are not officers or employees receive, as compensation for their services as directors, including the committees on which they serve: (a) a grant, at the time of their election or appointment, of an option to purchase 15,000 shares of our common stock, and (b) an annual grant of an option to purchase 15,000 shares of our common stock. Chairman of the committees receive an additional 5,000 options to purchase shares of our common stock. The exercise price of these options is equal to the last reported sale price for our common stock on the trading day preceding the grant of the options.

                    CHANGE IN INDEPENDENT PUBLIC ACCOUNTANTS

         On April 26, 2006, the "Company" was notified by Goldstein & Ganz, P.C. ("Goldstein & Ganz") that they were declining to stand for re-election as the Company's independent accountant.

         The audit reports of Goldstein & Ganz on the consolidated financial statements of the Company as of and for the fiscal year ended January 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principals, except that the audit report for the fiscal year ended January 31, 2005 stated that the Company's consolidated financial statements for its fiscal years ended January 31, 2005 and 2004 had been restated.

         During the two most recent fiscal years ended January 31, 2006 and subsequent interim period through April 26, 2006, there were no disagreements between the Company and Goldstein & Ganz on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Goldstein & Ganz, would have caused Goldstein & Ganz to make reference to the subject matter of the disagreement in their audit reports.

AUDIT FEES

         During the last two fiscal years, Goldstein & Ganz and Amper, Politziner & Mattia billed the Company the following fees for its services:

                                                 Fiscal Year Ending
                                         -----------------------------------
                                         January 31, 2006   January 31, 2007
                                         ----------------   ----------------

         Audit Fees                      $         40,000   $         90,000
         Audit-Related Fees              $          6,325   $              0
         Tax Fees (1)                    $              0   $         10,700
         All Other Fees (2)              $         26,375   $         17,781

(1) Represents $5,700 paid to Dischino & Associates and $5,000 to Amper, Politziner & Mattia, P.C. for tax return preparation.
(2) All other fees includes additional SEC filings and miscellaneous items. For fiscal year ended January 31, 2007, $17,134 was paid to Goldstein & Ganz and $647 to Amper, Politziner & Mattia, P.C. For fiscal year ended January 31, 2006, all monies were paid to Goldstein & Ganz.

         It has historically been the practice of the Company that all audit fees are approved by the Audit Committee. However, other fees paid to our independent auditors have historically not been pre-approved by the Audit Committee, and such fees were not pre-approved by the Audit Committee during the 2006 Fiscal Year. In compliance with the rules adopted by SEC in order to implement the requirements of the Sarbanes-Oxley Act of 2002, our Audit Committee has adopted pre-approval policies and procedures, which policies and procedures are discussed below.

         Our Audit Committee has considered whether the provision of services other than those described above under the heading "Audit Fees" are compatible with maintaining the independence of our principal accountants, and concluded that they are compatible.

AUDIT COMMITTEE PRE-APPROVAL POLICIES

         Our Audit Committee has adopted pre-approval policies and procedures pursuant to which audit and permissible non-audit services may be pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, for any fees for services above $5,000, we will obtain the specific pre-approval of the Audit Committee before engaging the independent auditor for such services. The policies require the Audit Committee to be informed of each service, and the policies do not include any delegation of the Audit Committee's responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

                                   MANAGEMENT

         The following sets forth the names, ages and positions of the Company's executive officers as of May 10, 2007:

NAME                POSITION                                                          AGE
--------------      ------------------------------------------------------------      ---
Francis Newman      Chairman, Chief Executive Officer and Director                    57
Alan Levy           Vice President, Finance, Chief Financial Officer, Treasurer,
                    Secretary, Principal Financial and Accounting Officer             45
Jeffrey Janco       Senior Vice President/Operations, Chief Operations Officer        50
Arnold Gans         Chief Scientific Officer                                          72
Myra Gans           Executive Vice President                                          69
David Shapiro       Vice President, Sales                                             45

BACKGROUND

         Francis Newman. Mr. Newman has been Chairman of the Company since July 2003, Chief Executive Officer since March 2003 and a Director of the Company since November 2002. See, "Proposal 1--Election of Directors" for additional biographical information on Mr. Newman.

         Alan Levy. Mr. Levy has been Vice President, Finance and Chief Financial Officer, Treasurer and Principal Financial and Accounting Officer since October 2006 and Secretary since December 2006. From 2004 to 2006 he was a consultant to public and private companies in a variety of industries. From 2000 to 2004 he was Senior Vice President, Finance, Chief Financial Officer of ATC Healthcare, Inc. (AMEX), a company providing medical staffing personnel to hospitals, nursing homes, clinics and other health care facilities. From 1997 - 1999, Mr. Levy was the Corporate Controller and Chief Accounting Officer of Globix Corp (NASDAQ), an internet service provider and computer hardware reseller. His prior experience also includes management positions at Del Laboratories Inc.(AMEX), the American Institute of Certified Public Accountants and Ernst & Young. Mr. Levy is a Certified Public Accountant and received his Bachelor of Science in Accounting from Long Island University.

         Jeffrey Janco. Mr. Janco has been the Senior Vice President and Chief Operations Officer since February, 2007. Mr. Janco previously served as the Company's Senior Vice President of Operations since 2006 and Vice President of Operations since 1992. His responsibilities include office administration, supply chain management, inside sales/customer service, human resources, information technology and logistics. He earned his Bachelor of Business Administration degree from the University of Miami.

         Arnold Gans. Mr. Gans has been Chief Scientific Officer since February, 2007. Mr. Gans previously served as President from the founding of the Company's predecessor in 1981 until 2007. He was previously President of Control Drug, Inc. a manufacturer of nutritional protein supplements. Mr. Gans has served on the Board of Holy Name Hospital in Teaneck, New Jersey. He serves on the Alumni Board of Columbia University's School of Public Health and was Chairman of the Alumni Federation Scholarship Aid Committee. Mr. Gans is married to Myra Gans, the Company's Executive Vice President.

         Myra Gans. Ms. Gans has been Executive Vice President since 1982 and was Secretary from 1990 to December 2006. Ms. Gans has over 25 years of experience working with clinicians and hospitals to integrate the Company's products and programs. Ms. Gans initiates and manages customer agreements and distribution contracts for branded products as well as federal, state and county bids. She is responsible for marketingand advertising for branded products. Ms. Gans also develops the marketing and business plans for all new products. She attended Cornell University and Finch College and holds a Bachelor of Arts degree in English Literature. Ms. Gans is married to Arnold Gans, the Company's Chief Scientific Officer.

         David Shapiro. Mr. Shapiro has been Vice President of Sales since December 2006. Mr. Shapiro was Regional Vice President - Sales, for Novartis Medical Nutrition from 2004 to 2006 and has over 20 years of international sales and general management experience with Mead Johnson Nutritionals, Bristol Myers Squibb and Philip Morris International, including responsibility for establishing new business units and managing market expansions in Vietnam, Australia, South Korea and the Philippines. Mr. Shapiro holds a Bachelor Degree from Monash University in Melbourne, Australia.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of May10, 2007 by: (i) each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's common stock; (ii) each of the Company's directors; (iii) the Chief Executive Officer of the Company and each of the three other most highly-compensated executive officers of the Company serving as such as of the end of the last fiscal year whose total annual salary and bonus exceeded $100,000, for services rendered in all capacities to the Company (such individuals are hereafter referred to as the "Named Executive Officers"); and (iv) all of the Company's directors and Named Executive Officers as a group:

                                                                      SHARES OF
                                                           COMMON STOCK BENEFICIALLY OWNED
                                                           -------------------------------
   NAME AND ADDRESS OF BENEFICIAL OWNER(1)                     NUMBER         PERCENT(2)
   -----------------------------------------------------   --------------   --------------
   Francis Newman (3) ..................................        2,345,929             16.1%

   Alan Levy ...........................................                -                -

   Jeffrey Janco (4) ...................................          267,101              1.9%

   Arnold Gans (5) .....................................        1,088,551              7.4%

   Myra Gans (6) .......................................        1,088,551              7.4%

   David Shapiro .......................................                -                -

   Andrew Horowitz (7) .................................          268,348              1.9%

   Mark Rosenberg (8) ..................................           51,933              0.4%

   Bernard Korman (9) ..................................          284,278              2.0%

   Richard Ullman (10) .................................        2,322,001             16.5%

   Mark Rachesky (11) ..................................        3,786,799             26.9%

   All directors and Named Executive Officers
       as a group (9 persons) ..........................        4,306,140             27.6%

(1) Unless otherwise noted, the address for each person is c/o Medical Nutrition USA, Inc., 10 West Forest Avenue, Englewood, New Jersey 07631.

(2) Percentage ownership is based on 14,068,145 shares of common stock outstanding on May 2, 2007. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for determining the number of shares beneficially owned and for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3) Consists of (a) 1,883,929 shares of common stock, (b) 462,000 shares of common stock issuable upon the exercise of options that are immediately exercisable.

(4) Consists of (a) 34,101 shares of common stock, (b) 233,000 shares of common stock issuable upon the exercise of options that are immediately exercisable.

(5) Consists of (a) 372,556 shares of common stock jointly owned with Myra Gans,
(b) 395,499 shares of common stock issuable upon the exercise of options owned directly and immediately exercisable, and 320,499 shares of common stock issuable upon the exercise of options beneficially owned by Ms. Gans and immediately exercisable.

(6) Consists of (a) 372,556 shares of common stock jointly owned with Arnold Gans, (b) 320,499 shares of common stock issuable upon the exercise of options owned directly and immediately exercisable, and 395,499 shares of common stock issuable upon the exercise of options beneficially owned by Mr. Gans and immediately exercisable.

(7) Consists of (a) 224,348 shares of common stock owned directly and (b) 44,000 shares of common stock issuable upon the exercise of options owned directly that are immediately exercisable.

(8) Consists of (a) 14,933 shares of common stock, (b) 37,000 shares of common stock issuable upon the exercise of options that are immediately exercisable.

(9) Consists of (a) 258,278 shares of common stock, (b) 26,000 shares of common stock issuable upon the exercise of options that are immediately exercisable.

(10) Mr. Ullman is a limited partner of the Ullman Family Partnership LP. Ownership consists of (a) 2,322,001 shares of common stock beneficially owned on behalf of the Ullman Family Partnership LP. Their address is 1200 Route 46 West, Clifton, New Jersey 07013.

(11) Consists of (a) 1,296,100 shares of common stock owned directly and 496,000 beneficially owned MHR Capital Partners LP, and 1,994,699 beneficially owned MHR Capital Partners Master Account LP. Mr. Rachesky is the brother-in-law of Francis A. Newman. (See "Certain Relationships and Related Transactions" later in this Proxy Statement for further information regarding the convertible promissory note). Their address is 40 West 57th Street, New York, New York 10019.

                      COMPENSATION DISCUSSION AND ANALYSIS

OUR COMPENSATION PHILOSOPHY AND PROGRAM OBJECTIVES.

         The underlying philosophy of our compensation program is pay for performance. Our goal is to design and maintain a performance-oriented compensation program that will support our long-term objectives. We believe we can achieve that goal by providing competitive salaries, short-term and long-term incentive compensation and benefit programs that support our strategy. Specifically, our compensation program seeks to:

         o Establish compensation performance objectives that are aligned with corporate goals;
         o Provide a high degree of correlation between compensation and performance;
         o  Create long-term incentives directly linked to shareholder returns;
         o  Attract, retain and motivate our employees; and
         o  Value our employees contributions to our success.

HOW WE SET COMPENSATION LEVELS.

         We strive to deliver total compensation that is commensurate with each employee's role and relative impact on our overall business, and comparable to that offered by the companies with which we compete for talent.

         Our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of all officers, within guidelines established by the Compensation Committee. The Compensation Committee approves the compensation of each officer, including our Chief Executive Officer.

ELEMENTS OF OUR COMPENSATION PROGRAM.

         Our compensation program for executives and managers consists of three elements:

         o  A base salary;
         o  A performance-based annual bonus; and
         o Long-term incentive compensation in the form of grants of stock option awards and time-based restricted shares.

         The following table sets forth each element of compensation, and the role and purpose of that element in our compensation program.

--------------------------------------------------------------------------------
ELEMENT                            ROLE & PURPOSE
--------------------------------------------------------------------------------
Base Salary                        o   Reflect the market value of the position
                                       and provide a stable source of income for the individual.

                                   o   Attract, retain and motivate qualified
                                       individuals.

--------------------------------------------------------------------------------

Short-Term Incentive               o   Focus efforts on the attainment of the
Compensation                           company's annual performance objectives.

                                   o   Reward exceptional performance.

--------------------------------------------------------------------------------

Long-Term Incentive                o   Align employee interests with those of
Compensation                           our shareholders.

                                   o Provide a balance between the achievement of short-term results and long-term value creation.

                                   o   Promote a culture of share ownership.

                                   o   Provide an incentive for employees to
                                       remain with the Company over time.

--------------------------------------------------------------------------------

         Base Salary. In general, base salary and other components of compensation are determined by job responsibility, market data, internal equity and the individual's performance, experience and skills. Individual performance is considered by the Compensation Committee when determining future base salary and may have an impact on an officer's opportunity to receive short-term or long-term incentive compensation. Because of the addition of two officers in late fiscal 2007, and the resulting realignment of responsibilities, we granted no base salary increases to our officers for fiscal 2008.

         Short-Term Incentive Compensation. We provide our officers with the opportunity to earn annual bonuses through our Executive Bonus Plan. We believe that this aligns their interests with our business plan, encourages teamwork in achieving common goals and rewards individuals for achieving financial performance goals. Bonuses are based on a percentage of each person's base salary, which percentage generally is set at the same level for all officers of a similar rank. Personal performance goals are established for each officer in order to align his or her activities with Company goals. The Compensation Committee established Mr. Newman's individual performance goals. All individual performance goals for the officers were established with and approved by Mr. Newman and reviewed by the Compensation Committee. Our fiscal 2007 and 2008 performance goals are discussed in more detail below.

         Fiscal Year 2007. In June 2005, the Compensation Committee approved a bonus plan for officers whereby 50% was based on sales and 50% on EBITDA, with annual targets to be set at a level approved by the Board. The percentage combination of cash and common stock of the Company used to pay the bonuses each year was to be at the discretion of the Board of Directors, but in no case would the cash portion be less than 25% of the bonuses awarded. For Fiscal 2007, the Company achieved 82% of the sales target and 79 % of the EBITDA target, and paid total bonuses of $30,400.

         Fiscal Year 2008. During fiscal 2008, the objective performance measures established by the Compensation Committee will be based on our earnings before interest, taxes, depreciation, amortization and stock-based compensation expense ("EBITDAS") and sales, each established as a range (Threshold, Target, Maximum). The achievement of target performance is based on the achievement of our business plan for fiscal 2008. We believe that our business plan is challenging, but achievable. Therefore, we believe that there is a reasonable possibility that our actual performance will approach, if not meet, the target levels of performance under the plan. Our threshold performance level for EBITDAS is approximately 80% of our target performance level, and our Maximum performance level for EBITDAS is approximately 120% of our target performance level. Bonuses will not be payable under the plan if the Threshold performance level set by the Compensation Committee for EBITDAS and sales is not achieved. Under the plan, each executive officer's bonus opportunity for fiscal 2008 will be based on our level of achievement of our EBITDAS and sales goals. The bonus opportunity for Mr. Newman and Mr. Gans, will be up to 100% of their base salary. The bonus opportunity for Mr. Levy, Mr. Janco, Ms. Gans and Mr. Shapiro will be up to 50% of their base salary.

         Long-Term Incentive Compensation. The Compensation Committee believes that long-term incentive compensation is best achieved through equity-based incentives, thereby ensuring that our employees not only have a continuing stake in our long-term success but also that their interests are aligned with the interests of our shareholders. We also believe that this ownership interest helps provide our officers and other members of management with an incentive to consider both the short-term results of their actions as well as the longer-term impact on overall Company performance.

         Performance shares, stock option awards and time-based restricted shares are available for grant to officers and other management team members under the 2003 Omnibus Equity Incentive Plan ("OEIP"). The Compensation Committee oversees the OEIP, specifically approves all awards to officers and other members of management team, and approves, on a program basis, grants to other employees. We believe that each vehicle serves a specific purpose and employ each vehicle, as necessary, to meet our compensation objectives. The Compensation Committee's approach with respect to long-term incentive compensation has evolved over time; the present approach can be summarized as follows:

---------------------------------------------------------------------------------------------------------
VEHICLE                ROLE                                            FREQUENCY OF USE
---------------------------------------------------------------------------------------------------------
Stock Options          o    Align employee's interests with            Considered annually for current
                            those of our shareholders.                 officers and other employees, upon
                                                                       the hiring of new employees and
                       o    Provide employees with an incentive        promotion of current employees.
                            for increasing shareholder value.

                       o    Provide a balance between the
                            achievement of short-term results and
                            long-term value creation

---------------------------------------------------------------------------------------------------------

Restricted Shares      o    Align employee's interests with            Considered annually for current
                            those of our shareholders.                 officers and other employees and
                                                                       promotion of current employees.
                       o    Promote a culture of share ownership

                       o    Minimize dilutive effect of
                            equity-based incentives.

                       o    Provide incentive for key employees
                            to remain with the Company over time.

---------------------------------------------------------------------------------------------------------

         The Compensation Committee grants long-term incentive compensation awards based on a targeted dollar value that is determined in relation to an employee's level and base salary. In addition, the Compensation Committee bases its decisions on such considerations as the potential for dilution to our shareholders, the expense associated with the awards, the relative proportion of long-term incentives within the total compensation mix, and, the importance of the individual to us. As a result, a significant portion of our executives' total compensation is dependent upon the achievement of our performance objectives and increases in the price of our common shares. We believe that our compensation program rewards our officers for achieving performance goals over which they have control.

         Fiscal Year 2007. During fiscal 2007, we granted time-based restricted shares to our executive team, a stock option award to Mr. Levy who joined the Company in October 2006 and a stock option award to Mr. Shapiro who joined the Company in December 2006.

         Equity-based incentives made during fiscal 2007 to the Chief Executive Officer represented 9% percent of all equity-based incentives granted during the year. Grants of equity-based incentives to the Chief Executive Officer and all other executive officers during fiscal 2007 represented 59% of all equity-based incentives granted during the year.

         Fiscal Year 2008. In fiscal 2008, we expect to grant stock options and time-based restricted shares to our executive officers. The stock options and time-based restricted share awards will vest in equal installments over a three-year period following the date of grant and will expire in ten years.

         Other Officer Benefits and Perquisites. Our executive officers receive health insurance coverage on the same basis as all of our employees. Officers are also eligible to receive an automobile allowance.

         TAX AND ACCOUNTING CONSIDERATIONS.

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer or one of the four other most highly compensated executive officers, unless such compensation is performance-based. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Cash payments under the Plan, as well as stock option awards are intended to qualify as performance-based compensation under Section 162(m).

         OFFICER COMPENSATION

         In April 2006, the Company entered into an employment agreement with Mr. Newman pursuant to which he serves as the Company's Chief Executive Officer. The agreement provides for an initial base salary of $185,000 per year. In addition, the base salary may be increased annually, at the discretion of the Board. Mr. Newman is eligible to receive an annual bonus in an amount up to 100% of his then-current base salary (payable 50% in cash and 50% in restricted stock or stock options) if the Company achieves certain agreed upon targets. The agreement automatically renews each year, unless earlier terminated in accordance with its terms .

         If Mr. Newman's employment is terminated by the Company without cause, by Mr. Newman for good reason or in connection with a change in control, he will be entitled to receive (i) any amounts earned, accrued or owing under the agreement, but not yet paid; (ii) a lump sum severance payment in an aggregate amount equal to the sum of one (1) times his then-current annual Base Salary; and (iii) a continuation of all benefits for which he is eligible to participate as of the termination date in a fashion which is similar to those which he is receiving immediately prior to the termination date for a period of one year after such termination. Additionally, in such circumstances all unvested stock options or restricted stock held by Mr. Newman will become immediately 100% vested , and any restrictions on restricted stock held by Mr. Newman will lapse.

         In October 2006, the Company entered into an employment agreement with Mr. Levy pursuant to which he serves as the Company's Vice President/Finance and Chief Financial Officer. The agreement provides for an initial base salary of $130,000 per year. In addition, the base salary may be increased annually, at the discretion of the Board. Mr. Levy is eligible to receive a bonus in an amount up to 50% of his then-current base salary (payable 50% in cash and 50% in restricted stock or stock options) if the Company achieves certain agreed upon targets. The agreement automatically renews each year unless earlier terminated in accordance with its terms.

         If Mr. Levy's employment is terminated by the Company in connection with a change in control, he will be entitled to receive (i) any amounts earned, accrued or owing but not yet paid; (ii) a lump sum severance payment in an aggregate amount equal the sum of one (1) times his then-current Base Salary; and (iii) a continuation of all benefits for which he is eligible to participate as of the termination date in a fashion which is similar to those which he is receiving immediately prior to the termination date for a period of one year after such termination without cause. Additionally, in such circumstances all unvested stock options or restricted stock held by Mr. Levy will become immediately 100% vested, and any restrictions on restricted stock held by Mr. Levy will lapse.

         In January 2003, the Company entered into an employment agreement with Mr. Janco pursuant to which he would serve as the Company's Vice President/Operations. The agreement originally provided for an initial base salary of $78,500 per year. In October 2006, the agreement was revised, to provide for Mr. Janco service as Senior Vice President/Operations with a base salary of $130,000. In addition, the base salary may be increased annually, at the discretion of the Board. Mr. Janco is eligible to receive a bonus in an amount up to 50% of his then-current base salary (payable 50% in cash and 50% in restricted stock or stock options) if the Company achieves certain agreed upon targets. The agreement automatically renews each year unless earlier terminated in accordance with its terms.

         If Mr. Janco's employment is terminated by the Company without cause or in connection with a change in control, he will be entitled to receive (i) any amounts earned, accrued or owing but not yet paid; (ii) a lump sum severance payment in an aggregate amount equal the sum of one (1) times his then-current Base Salary; and (iii) a continuation of all benefits for which he is eligible to participate as of the termination date in a fashion which is similar to those which he is receiving immediately prior to the termination date for a period of one year after such termination without cause. Additionally, in such circumstances all unvested stock options or restricted stock held by Mr. Janco will become immediately 100% vested, and any restrictions on restricted stock held by Mr. Janco will lapse.

         In May 2006, the Company entered into an employment agreement with Mr. Gans, its Chief Scientific Officer. The agreement provides for an initial base salary of $169,600 per year. In addition, the base salary may be increased annually at the discretion of the Board. Mr. Gans is eligible to receive a bonus in an amount up to 100% of his then-current base salary (payable 50% in cash and 50% in restricted stock or stock options) if the Company achieves certain agreed upon targets. The agreement automatically renews each year unless earlier terminated in accordance with its terms.

         If Mr. Gans' employment is terminated by the Company without cause or in connection with a change in control, he will be entitled to receive (i) any amounts earned, accrued or owing under the agreement but not yet paid; (ii) a lump sum severance payment in an aggregate amount equal to the sum of one (1) times his then-current annual Base Salary; and (iii) a continuation of all benefits for which he is eligible to participate as of the termination date in a fashion which is similar to those which he is receiving immediately prior to the Termination Date for a period of one year after such termination without cause. Additionally, in such circumstances all unvested stock options or restricted stock held by Mr. Gans will become immediately 100% vested, and any restrictions on restricted stock held by Mr. Gans will lapse.

         In May 2006, the Company entered into an employment agreement with Ms. Gans, its Executive Vice President and Secretary. The agreement provides for an initial base salary of $130,000 per year. In addition, the base salary may be increased per year at the discretion of the Board. Ms. Gans is eligible to receive a bonus in an amount up to 50% of her then-current base salary (payable 50% in cash and 50% in restricted stock or stock options) if the Company achieves certain agreed upon targets. The agreement automatically renews each year unless earlier terminated in accordance with Section its terms.

         If Ms. Gans' employment is terminated by the Company without cause or in connection with a change in control, she will be entitled to receive (i) any amounts earned, accrued or owing but not yet paid; (ii) a lump sum severance payment in an aggregate amount equal to the sum of one (1) times her then-current annual Base Salary; and (iii) a continuation of all benefits for which she is eligible to participate as of the termination date in a fashion which is similar to those which she is receiving immediately prior to the termination date for a period of one year after such termination without cause. Additionally, in such circumstances all unvested stock options or restricted stock held by Ms. Gans will become immediately 100% vested , and any restrictions on restricted stock held by Ms. Gans will lapse.

         In December 2006, the Company entered into an employment agreement with Mr. Shapiro pursuant to which he serves as the Company's Vice President, Sales. The agreement provides for an initial base salary of $155,000 per year. In addition, the base salary may be increased annually, at the discretion of the Board. Mr. Shapiro is eligible to receive a bonus in an amount up to 50% of his then-current base salary (payable 50% in cash and 50% in restricted stock or stock options) if the Company achieves certain agreed upon targets. The agreement automatically renews each year unless earlier terminated in accordance with its terms.

         If Mr. Shapiro's employment is terminated by the Company in connection with a change in control, he will be entitled to receive (i) any amounts earned, accrued or owing but not yet paid; (ii) a lump sum severance payment in an aggregate amount equal the sum of one (1) times Employee's then-current Base Salary; and (iii) a continuation of all benefits for which he is eligible to participate as of the termination date in a fashion which is similar to those which he is receiving immediately prior to the termination date for a period of one year after such termination without cause. Additionally, in such circumstances all unvested stock options or restricted stock held by Mr. Shapiro will become immediately 100% vested, and any restrictions on restricted stock held by Mr. Shapiro will lapse.

COMPENSATION OF OUR OFFICERS.

                             EXECUTIVE COMPENSATION

         The following table sets forth information relating to compensation for the fiscal year ended January 31, 2007 for our Chief Executive Officer, our Chief Financial Officer, and other executive officers employed by us as of the end of fiscal 2007. The individuals listed in the Summary Compensation Table are referred to collectively in this proxy statement as the "named officers."

                           SUMMARY COMPENSATION TABLE

                                                                                      Option        All Other
                                                                    Stock Awards      Awards      Compensation
Name and Principal Position    Year    Salary ($)    Bonus ($)(1)    ($)(2)(4)       ($)(3)(4)       ($)(5)        Total ($)
----------------------------   ----   ------------   ------------   ------------   ------------   ------------   ------------
Francis A Newman               2007   $    185,500   $     11,644   $      8,181   $    127,363   $     18,000   $    350,688
  Chairman of the Board,
  Chief Executive Officer

Alan Levy                      2007   $     46,500   $      1,360   $      5,727   $     15,009   $     10,000   $     78,596
  Vice President, Finance
  Chief Financial Officer

Jeffrey Janco                  2007   $    120,365   $      1,883   $      5,727   $     65,533  $           -   $    193,508
  Senior Vice President,
  Chief Operations Officer

Arnold Gans                    2007   $    169,600   $     10,646   $      6,545   $    106,136   $     13,200   $    306,127
  Chief Scientific Officer

Myra Gans                      2007   $    130,000   $      4,080   $      5,727   $     84,909   $     12,000   $    236,716
  Executive Vice President

David Shapiro                  2007   $     23,846   $        811   $      2,864   $      3,037   $      8,049   $     38,607
  Vice President, Sales

----------

(1)  Represents performance based bonuses.

(2) Restricted stock awards granted include all compensation cost recognized in the financial statements in accordance with Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share-Based Payment" ("FAS No. 123R"). For fiscal year 2007, each of these executive officers received the following grants on December 18, 2006: Mr. Newman -- 50,000 shares,
     Mr. Levy -- 35,000 shares, Mr. Janco -- 35,000 shares, Mr. Gans -- 40,000 shares, Ms. Gans -- 35,000 shares and Mr. Shapiro --- 17,500 shares

(3) Stock option awards granted include all compensation cost recognized in the financial statements in accordance with FAS No. 123R. For fiscal year 2007, Mr. Levy received on October 6, 2006 a stock option grant of 75,000 shares and Mr. Shapiro received on December 18, 2006 a stock option grant for 37,500 shares.

(4) For a discussion of the assumptions we made in valuing the stock and option awards, see "Note 1 - Significant Accounting Policies - Stock-Based Compensation" and "Note 9- Stock-Based Compensation" in the notes to our consolidated financial statements contained in the accompanying 2007 Annual Report.

(5)  For fiscal 2007, "All Other Compensation" consists of the following:

     Mr. Newman received $18,000 in a travel allowance which was paid in monthly installments

     Mr. Levy received a relocation allowance of $10,000

     Mr. Gans received $13,200 in a travel allowance which was paid in monthly installments

     Ms. Gans received $12,000 in a travel allowance which was paid in monthly installments

     Mr. Shapiro was reimbursed for relocation expenses of $8,049.

         The following table provides information relating to stock and option awards granted during fiscal 2007 to the named executive officers.

                     FISCAL 2007 GRANTS OF PLAN-BASED AWARDS

                                                      All Other      All Other
                                                        Stock         Options                      Grant Date
                                                       Awards:        Awards:                         Fair
                                                      Number of      Number of     Exercise or      Value of
                                                       Shares        Securities     Base Price     Stock and
                                       Approval       of Stock       Underlying     of Option        Option
    Name                Grant Date       Date        or Units (#)    Options (#)   Awards($/Sh)      Awards
--------------------   ------------   ------------   ------------   ------------   ------------   ------------
Francis A. Newman      12/18/2006     12/18/2006           50,000              -                  $    207,500
Alan Levy              10/6/2006      10/6/2006                 -         75,000   $       4.05   $    140,467
Alan Levy              12/18/2006     12/18/2006           35,000              -              -   $    145,250
Jeffrey Janco          12/18/2006     12/18/2006           35,000              -              -   $    145,250
Arnold Gans            12/18/2006     12/18/2006           40,000              -              -   $    166,000
Myra Gans              12/18/2006     12/18/2006           35,000              -              -   $    145,250
David Shapiro          12/18/2006     12/18/2006           17,500              -              -   $     72,625
David Shapiro          12/18/2006     12/18/2006                -         37,500   $       4.15   $     75,587

         The grants set forth in the Fiscal 2007 Grants of Plan-Based Awards Table are not subject to any performance criteria other than time-based vesting.

         The following table sets forth information relating to all of our named officers' outstanding equity-based awards as of the end of fiscal 2007.

               OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (2007)

                                            Option Awards                             Stock Awards
                       -------------------------------------------------------   -----------------------
                                                                                                Market
                        Number of       Number of                                Number of     Value of
                        Securities      Securities                               Shares or     Shares or
                        Underlying      Underlying                                Units of     Units of
                        Unexercised     Unexercised      Option       Option     Stock That   Stock That
                        Options (#)     Options (#)     Exercise    Expiration    Have Not     Have Not
       Name             Exercisable    Unexercisable    Price ($)      Date      Vested (#)   Vested ($)
--------------------   -------------   -------------   ----------   ----------   ----------   ----------
Francis Newman(1)             12,000               -   $     0.75   11/04/2007       50,000      205,000
Francis Newman(1)            150,000               -   $     2.00   03/06/2013
Francis Newman(1)            100,000          50,000   $     1.90   03/17/2014
Francis Newman(1)            100,000          50,000   $     2.52   12/08/2014
Francis Newman(1)             50,000         100,000   $     2.70   12/07/2015
Alan Levy(2)                       -          75,000   $     4.05   10/06/2016       35,000      143,500
Jeffrey Janco(3)               8,000               -   $     0.50   04/02/2007       35,000      143,500
Jeffrey Janco(3)              75,000               -   $     1.20   07/08/2013
Jeffrey Janco(3)              50,000          25,000   $     1.90   03/17/2014
Jeffrey Janco(3)              50,000          25,000   $     2.52   12/08/2014
Jeffrey Janco(3)              25,000          50,000   $     2.70   12/07/2015
Arnold Gans(4)                20,500               -   $     1.25   01/02/2008       40,000      164,000
Arnold Gans(4)               125,000               -   $     2.00   03/06/2013
Arnold Gans(4)                83,333          41,667   $     1.90   03/17/2014
Arnold Gans(4)                83,333          41,667   $     2.52   12/08/2014
Arnold Gans(4)                41,666          83,334   $     2.70   12/07/2015
Myra Gans(5)                  20,500               -   $     1.25   01/02/2008       35,000      143,500
Myra Gans(5)                 100,000               -   $     2.00   03/06/2013
Myra Gans(5)                  66,666          33,334   $     1.90   03/17/2014
Myra Gans(5)                  66,666          33,334   $     2.52   12/08/2014
Myra Gans(5)                  33,333          66,667   $     2.70   12/07/2015
David Shapiro(6)                   -          37,500   $     4.15   12/18/2016       17,500       71,750

(1) During fiscal 2007, Mr. Newman was granted 50,000 shares of restricted stock, which will vest in three equal installments commencing one year after the date of the grant. Mr. Newman also has the following unvested option awards: 50,000 shares will vest on 3/17/07; 50,000 shares will vest on 12/7/2007, 50,000 shares will vest on 12/8/07, and 50,000 shares will vest 12/7/08.

(2) During fiscal 2007, Mr. Levy was granted 35,000 shares of restricted stock, which will vest in three equal installments commencing one year after the date of the grant. Mr. Levy also has the following unvested option awards:
     25,000 shares will vest on 10/6/07; 25,000 shares will vest on 10/6/08 and 25,000 shares will vest on 10/6/09.

 (3) During fiscal 2007, Mr. Janco was granted 35,000 shares of restricted stock, which will vest in three equal installments commencing one year after the date of the grant. Mr. Janco also has the following unvested option awards: 25,000 shares will vest on 3/17/07; 25,000 shares will vest on 12/7/2007, 25,000 shares will vest on 12/8/07, and 25,000 shares will vest 12/7/08.

(4) During fiscal 2007, Mr. Gans was granted 40,000 shares of restricted stock, which will vest in three equal installments commencing one year after the date of the grant. Mr. Gans also has the following unvested option awards:
     41,667 shares will vest on 3/17/07; 41,667 shares will vest on 12/7/2007, 41,667 shares will vest on 12/8/07, and 41,667 shares will vest 12/7/08.

(5) During fiscal 2007, Ms. Gans was granted 35,000 shares of restricted stock, which will vest in three equal installments commencing one year after the date of the grant. Mr. Gans also has the following unvested option awards:
     33,334 shares will vest on 3/17/07; 33,334 shares will vest on 12/7/2007, 33,334 shares will vest on 12/8/07, and 33,334 shares will vest 12/7/08.

(6) During fiscal 2007, Mr. Shapiro was granted 17,500 shares of restricted stock, which will vest in three equal installments commencing one year after the date of the grant. Mr. Shapiro also has the following unvested option awards: 12,500 shares will vest on 12/18/07; 12,500 shares will vest on 12/18/08 and 12,500 shares will vest on 12/18/09.

         The following table provides information relating to aggregate stock option exercises and aggregate stock awards vested, including in each case the value realized upon exercise or vesting, during fiscal 2007 for the named executive officers.

                  FISCAL 2007 OPTION EXERCISES AND STOCK VESTED

                                Option Awards                     Stock Awards
                       -------------------------------   -------------------------------
                         Number of                         Number of
                           Shares       Value Realized       Shares       Value Realized
                        Acquired on          on            Acquired on          on
     Name               Exercise (#)     Exercise ($)      Vesting (#)      Vesting ($)
--------------------   --------------   --------------   --------------   --------------
Francis Newman                      -   $            -                -   $            -
Alan Levy                           -   $            -                -   $            -
Jeffrey Janco                  20,000   $       65,000                -   $            -
Arnold Gans(1)                280,803   $    1,021,951                -   $            -
Myra Gans(1)                  280,803   $    1,021,951                -   $            -
David Shapiro                       -   $            -                -   $            -

(1) Mr. and Ms. Gans are spouses. Therefore, we are reporting their holdings together. The total options they together exercised were for 280,803 shares.

                              DIRECTOR COMPENSATION

         Our fiscal 2007 compensation program for each non-employee director consisted solely of grants of stock options as described below. No cash payments were made to any director in fiscal 2007 for compensation of their service as a director.

         STOCK OPTIONS

         o Upon election                                      15,000 shares

           Subsequent yearly award                            15,000 shares
         o Additional award for committee chairmen             5,000 shares

         Stock options. Non-employee directors are granted stock option awards. Each non-employee director receives a stock option for 15,000 common shares upon commencement of service as a director and an additional stock option of 5,000 common shares for serving as chairman of a committee . Generally, stock option awards are fully exercisable after one year following the date of grant and expire in ten years. Upon termination of a director from the Board for any reason, he or she has the right to exercise the vested portion of an outstanding stock option during the three-month period immediately following the termination date.

                        FISCAL 2007 DIRECTOR COMPENSATION

                       Fees Earned                      Option
                         or Paid         Stock          Awards
      Name             in Cash ($)     Awards ($)     ($)(1)(2)       Total ($)
--------------------   ------------   ------------   ------------   ------------
Andrew Horowitz        $          -   $          -   $     13,158   $     13,158
Bernard Korman         $          -   $          -   $     17,756   $     17,756
Mark Rosenberg         $          -   $          -   $     16,006   $     16,006

(1) 20,000 options were granted to Messrs. Horowitz, Korman and Rosenberg in September 2006. Including this grant, Mr. Horowitz has options to acquire 64,000 shares of common stock, Mr. Korman has options to acquire 52,000 shares of common stock and Mr. Rosenberg has options to acquire 57,000 shares of common stock.

(2) For a discussion of the assumptions we made in valuing the stock and option awards, see "Note 1 - Significant Accounting Policies - Stock-Based Compensation" and "Note 9 - Stock-Based Compensation" in the notes to our consolidated financial statements contained in the accompanying 2007 Annual Report.

                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Company's Board of Directors has reviewed and discussed the Compensation Discussion and Analysis included herein with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

                                             COMPENSATION COMMITTEE

                                             Andrew Horowitz (Chairperson)
                                             Bernard Korman
                                             Mark Rosenberg

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The July 2003 transactions referenced in the discussion below were a part of the Company's private placement of $3,127,500 of debt that was marketed to a group of individuals and institutions as part of the Company's strategy to obtain capital to enable it to implement its business plan.

         Transactions with Francis Newman. In April 2003, Francis Newman loaned the Company $50,000 and in July 2003 Francis Newman loaned the Company $500,000. Such loans were evidenced by convertible promissory notes (the "Newman Notes"). Interest accrued on the Newman Notes at the rate of 8% per annum, and all principal and interest under the Newman Notes was due and payable in three years (the "Maturity Date"), provided that the principal amount and all accrued interest of the Newman Note was prepayable by the Company, in whole or in part, at any time upon 15 days' prior written notice. The Newman Notes was voluntarily convertible, in whole or in part, at any time prior to the Maturity Date, at the option of Mr. Newman, into shares of our common stock at a conversion price per share equal to $0.75. At the closing of a Qualifying Equity Financing (as defined below) on or before the Maturity Date, the entire outstanding principal balance of, and all accrued and unpaid interest on, the Newman Notes would automatically convert into the number of shares of common stock as is obtained by dividing (a) the outstanding principal balance of, and all accrued and unpaid interest on, the Newman Note as of the closing date of the Qualifying Equity Financing by (b) the lower of (i) $0.75 or (ii) the price per share of equity securities sold in the Qualifying Equity Financing. Notwithstanding the foregoing, Mr. Newman would receive shares of preferred stock (the number of which will be determined as set forth above) if the Newman Note was converted in connection with a Qualifying Equity Financing in which the Company sells preferred stock at a price per share that was less than or equal to $0.75. A "Qualifying Equity Financing" meant an equity financing in which the Company sold shares of equity securities and obtained net proceeds (including conversion of the Newman Note) in an amount not less than $2,000,000. The Company also granted Mr. Newman certain registration rights with respect to the shares of common stock issuable directly or indirectly upon conversion of the Newman Notes. Mr. Newman converted the $50,000 principal amount of the April 2003 Newman Note plus all the accrued interest thereon into 82,681 shares of common stock on April 23, 2006. Mr. Newman converted the $500,000 principal amount of the July 2003 Newman Note plus all the accrued interest thereon into 826,666 shares of common stock on July 28, 2006.

         As further consideration for the Newman Notes, the Company granted Mr. Newman a warrants to purchase 799,999 shares of common stock at a price per share equal to $0.75, provided that if, pursuant to a Qualifying Equity Financing the Company sold (a) common stock at a price per share less than $0.75, then the Company would exchange the warrant for a warrant to purchase the same number of shares of common stock at a price per share equal to the price per share offered in the Qualifying Equity Financing; or (b) preferred stock at a price equal to or less than $0.75, then the Company would exchange the warrant for a warrant to purchase the same number of shares of preferred stock at the price per share offered in the Qualifying Equity Financing. Mr. Newman exercised the warrants for 799,999 shares of common stock at $0.75 per share on April 23, 2006.

         In March 2003, Mr. Newman was appointed as Chief Executive Officer. In July 2003, Mr. Newman was appointed Chairman.

         Transactions with Arnold and Myra Gans. In July 2003 Arnold and Myra Gans loaned the Company $30,000, and such loan was evidenced by a convertible promissory note (the "Gans Note"). Interest accrued on the Gans Note at the rate of 8% per annum, and all principal and interest under the Gans Note was due and payable in a single installment on July 31, 2006 (the "Gans Note Maturity Date"), provided that the principal amount and all accrued interest of the Gans Note was prepayable by the Company, in whole or in part, at any time upon 15 days' prior written notice. The Gans Note was voluntarily convertible, in whole or in part, at any time prior to the Gans Note Maturity Date, at the option of Mr. and Mrs. Gans, into shares of our common stock at a conversion price per share equal to $0.75. At the closing of a Qualifying Equity Financing (as defined below) on or before the Gans Note Maturity Date, the entire outstanding principal balance of, and all accrued and unpaid interest on, the Gans Note would automatically convert into the number of shares of common stock as was obtained by dividing (a) the outstanding principal balance of, and all accrued and unpaid interest on, the Gans Note as of the closing date of the Qualifying Equity Financing by (b) the lower of (i) $0.75 or (ii) the price per share of equity securities sold in the Qualifying Equity Financing. Notwithstanding the foregoing, Mr. Gans would receive shares of preferred stock (the number of which will be determined as set forth above) if the Gans Note was converted in connection with a Qualifying Equity Financing in which the Company sold preferred stock at a price per share that was less than or equal to $0.75. A "Qualifying Equity Financing" meant an equity financing in which the Company sells sold of equity securities and obtains net proceeds (including conversion of the Gans Note) in an amount not less than $2,000,000). The Company also granted Mr. and Mrs. Gans certain registration rights with respect to the shares of common stock issuable directly or indirectly upon conversion of the Gans Note. Mr. and Mrs. Gans converted all of the Gans' notes plus all accrued but unpaid interest into 49,608 shares of common stock on April 23, 2006.

         As further consideration for the Gans Note, the Company granted Mr. and Mrs. Gans a warrant to purchase 40,000 shares of common stock at a price per share equal to $0.75, provided that if, pursuant to a Qualifying Equity Financing the Company sold (a) common stock at a price per share less than $0.75, then the Company would exchange the warrant for a warrant to purchase the same number of shares of common stock at a price per share equal to the price per share offered in the Qualifying Equity Financing; or (b) preferred stock at a price equal to or less than $0.75, then the Company would exchange the warrant for a warrant to purchase the same number of shares of preferred stock at the price per share offered in the Qualifying Equity Financing. Mr. and Mrs. Gans exercised the warrants for 40,000 shares of common stock at $0.75 per share on March 13, 2006.

         Transactions with Grand Slam, LLC and Andrew Horowitz. Mr. Horowitz, one of our directors, is the managing member of Grand Slam, LLC ("Grand Slam"). In July 2003 Grand Slam loaned the Company $100,000, and such loan was evidenced by a convertible promissory note (the "Grand Slam Note"). Interest accrued on the Grand Slam Note at the rate of 8% per annum, and all principal and interest under the Grand Slam Note was due and payable in a single installment on July 31, 2006 (the "Grand Slam Note Maturity Date"), provided that the principal amount and all accrued interest of the Grand Slam Note was prepayable by the Company, in whole or in part, at any time upon 15 days' prior written notice. The Grand Slam Note was voluntarily convertible, in whole or in part, at any time prior to the Grand Slam Note Maturity Date, at the option of Grand Slam, LLC, into shares of our common stock at a conversion price per share equal to $0.75.

At the closing of a Qualifying Equity Financing (as defined below) on or before the Grand Slam Note Maturity Date, the entire outstanding principal balance of, and all accrued and unpaid interest on, the Grand Slam Note would be automatically converted into the number of shares of our common stock as was obtained by dividing (a) the outstanding principal balance of, and all accrued and unpaid interest on, the Grand Slam Note as of the closing date of the Qualifying Equity Financing by (b) the lower of (i) $0.75 or (ii) the price per share of equity securities sold in the Qualifying Equity Financing. Notwithstanding the foregoing, Grand Slam LLC would receive shares of preferred stock (the number of which would be determined as set forth above) if the Grand Slam Note was converted in connection with a Qualifying Equity Financing in which the Company sold preferred stock at a price per share that was less than or equal to $0.75. A "Qualifying Equity Financing" meant an equity financing in which the Company sold shares of equity securities and obtains net proceeds (including conversion of the Grand Slam Note) in an amount not less than $2,000,000. The Company also granted Grand Slam LLC certain registration rights with respect to the shares of common stock issuable directly or indirectly upon conversion of the Grand Slam Note. Mr. Horowitz converted all of the Grand Slam LLC note plus all accrued but unpaid interest into 165,363 shares of common stock on April 23, 2006.

         As further consideration for the Grand Slam Note, the Company granted Grand Slam LLC a warrant to purchase 133,333 shares of common stock at a price per share equal to $0.75, provided that if, pursuant to a Qualifying Equity Financing the Company sold (a) common stock at a price per share less than $0.75, then the Company would exchange the warrant for a warrant to purchase the same number of shares of common stock at a price per share equal to the price per share offered in the Qualifying Equity Financing; or (b) preferred stock at a price equal to or less than $0.75, then the Company would exchange the warrant for a warrant to purchase the same number of shares of preferred stock at the price per share offered in the Qualifying Equity Financing. Mr. Horowitz exercised the warrants for 133,333 shares at $0.75 per share on April 4, 2006. On July 31, 2003, as consideration for a Subscription Agreement for Purchase of Shares dated June 19, 2002, the Company granted Mr. Horowitz a warrant to purchase 100,000 shares of common stock at a price per share equal to $0.50, which he converted into 100,000 shares of common stock on April 6, 2006.

         Transactions with Mark Rosenberg. In July 2003 Mark Rosenberg, one of our directors, loaned the Company $5,000, and such loan was evidenced by a convertible promissory note (the "Rosenberg Note"). Interest accrued on the Rosenberg Note at the rate of 8% per annum, and all principal and interest under the Rosenberg Note was due and payable in a single installment on July 31, 2006 (the "Rosenberg Note Maturity Date"), provided that the principal amount and all accrued interest of the Rosenberg Note was prepayable by the Company, in whole or in part, at any time upon 15 days' prior written notice. The Rosenberg Note was voluntarily convertible, in whole or in part, at any time prior to the Rosenberg Note Maturity Date, at the option of Mr. Rosenberg, into shares of our common stock at a conversion price per share equal to $0.75. At the closing of a Qualifying Equity Financing (as defined below) on or before the Rosenberg Note Maturity Date, the entire outstanding principal balance of, and all accrued and unpaid interest on, the Rosenberg Note would be automatically converted into the number of shares of common stock as was obtained by dividing (a) the outstanding principal balance of, and all accrued and unpaid interest on, the Rosenberg Note as of the closing date of the Qualifying Equity Financing by (b) the lower of
(i) $0.75 or (ii) the price per share of equity securities sold in the Qualifying Equity Financing. Notwithstanding the foregoing, Mr. Rosenberg would receive shares of preferred stock (the number of which would be determined as set forth above) if the Rosenberg Note was converted in connection with a Qualifying Equity Financing in which the Company sells preferred stock at a price per share that is less than or equal to $0.75. A "Qualifying Equity Financing" meant an equity financing in which the Company sold shares of equity securities and obtained net proceeds (including conversion of the Rosenberg
Note) in an amount not less than $2,000,000. The Company also granted Mr. Rosenberg certain registration rights with respect to the shares of common stock issuable directly or indirectly upon conversion of the Rosenberg Note.

         As further consideration for the Rosenberg Note, the Company granted Mr. Rosenberg a warrant to purchase 6,666 shares of common stock at a price per share equal to $0.75, provided that if, pursuant to a Qualifying Equity Financing the Company sold (a) common stock at a price per share less than $0.75, then the Company would exchange the warrant for a warrant to purchase the same number of shares of common stock at a price per share equal to the price per share offered in the Qualifying Equity Financing; or (b) preferred stock at a price equal to or less than $0.75, then the Company would exchange the warrant for a warrant to purchase the same number of shares of preferred stock at the price per share offered in the Qualifying Equity Financing. Mr. Rosenberg exercised the warrants for 6,666 shares of common stock at $0.75 per share on March 23, 2006.

         Transactions with Bernard Korman. In December 2003 Bernard Korman, one of our directors, loaned the Company $200,000, and such loan was evidenced by a convertible promissory note (the "Korman Note"). Interest accrued on the Korman Note at the rate of 8% per annum, and all principal and interest under the Korman Note was due and payable in a single installment on July 31, 2006 (the "Korman Note Maturity Date"), provided that the principal amount and all accrued interest of the Korman Note was prepayable by the Company, in whole or in part, at any time upon 15 days' prior written notice. The Korman Note was voluntarily convertible, in whole or in part, at any time prior to the Korman Note Maturity Date, at the option of Mr. Korman, into shares of common stock at a conversion price per share equal to $2.25. At the closing of a Qualifying Equity Financing (as defined below) on or before the Korman Note Maturity Date, the entire outstanding principal balance of, and all accrued and unpaid interest on, the Korman Note would be automatically converted into the number of shares of common stock as was obtained by dividing (a) the outstanding principal balance of, and all accrued and unpaid interest on, the Korman Note as of the closing date of the Qualifying Equity Financing by (b) the lower of (i) $2.25 or (ii) the price per share of equity securities sold in the Qualifying Equity Financing. Notwithstanding the foregoing, Mr. Korman would receive shares of preferred stock (the number of which would be determined as set forth above) if the Korman Note was converted in connection with a Qualifying Equity Financing in which the Company sold preferred stock at a price per share that was less than or equal to $2.25. A "Qualifying Equity Financing" meant an equity financing in which the Company sold shares of equity securities and obtained net proceeds (including conversion of the Terry Note) in an amount not less than $2,000,000. The Company also granted Mr. Korman certain registration rights with respect to the shares of our common stock issuable directly or indirectly upon conversion of the Korman Note.

         As further consideration for the Korman Note, the Company granted Mr. Korman a warrant to purchase 88,889 shares of common stock at a price per share equal to $3.00, provided that if, pursuant to a Qualifying Equity Financing the Company sold (a) common stock at a price per share less than $2.25, then the Company would exchange the warrant for a warrant to purchase the same number of shares of common stock at a price per share equal to the price per share offered in the Qualifying Equity Financing; or (b) preferred stock at a price equal to or less than $2.25, then the Company would exchange the warrant for a warrant to purchase the same number of shares of preferred stock at the price per share offered in the Qualifying Equity Financing. Mr. Korman exercised the warrants for 88,889 shares of common stock at $3.00 per share on December 6, 2006.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of copies of such forms received by it, or written representation from certain reporting persons that no Form 5s were required for those persons, the Company believes that all reporting requirements under Section 16(a) for the 2005 Fiscal Year were met in a timely manner by its directors, executive officers and greater than 10% beneficial owners. All such filings have been made as of the Record Date. Each of such filings were filed to report one reportable transaction.

                            REPORT OF AUDIT COMMITTEE

         The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

         The Audit Committee Charter was adopted by the Board and reflects the standards set forth in SEC regulations and the rules of the Exchange.

         The Audit Committee's primary duties and responsibilities are:

           o Serve as an independent objective party to monitor the Company's financial reporting process and internal control system.

           o Review and appraise the audit efforts of the Company's independent accountants.

           o Provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

         The duties and responsibilities of a member of the Audit Committee are in addition to his or her duties as a member of the Board.

         The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under its charter. The Audit Committee met four times during the 2007 Fiscal Year.

         In overseeing the preparation of the Company's financial statements, the Audit Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statements on Auditing Standards No. 61 and 90 (Communication with Audit Committees).

         With respect to the Company's outside auditors, the Audit Committee, among other things, discussed with Amper, Politziner & Mattia, P.C., matters relating to its independence, including the written disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

         The Audit Committee of the Company's Board of Directors has reviewed and discussed the report of the audit committee included herein with management and, based on such review and discussions, the Audit Committee recommended to the Board that the this report be included in this Proxy Statement.

                                             AUDIT COMMITTEE

                                             Bernard Korman, Chairman
                                             Andrew Horowitz
                                             Mark Rosenberg

                              SHAREHOLDER PROPOSALS

         From time to time shareholders present proposals which may be proper subjects for inclusion in a proxy statement and for consideration at an annual meeting. To be timely, a proposal by a shareholder intended to be included in our proxy statement and presented at the 2008 annual meeting must be received at our principal executive offices no later than 120 days before the anniversary date of our 2007 annual meeting, provided such annual meeting is held within 30 days before or after the anniversary date of the 2007 annual meeting. If the 2008 annual meeting is not held within 30 days before or after the anniversary date of the 2007 annual meeting, then the shareholder's notice must be delivered to, or mailed and received not later than a reasonable time before the Company begins to print and mail its proxy materials for such meeting.

                          ANNUAL REPORT ON FORM 10-KSB

         A complete copy of the Company's Annual Report on Form 10-KSB for the year ended January 31, 2007 is included in the Company's 2007 Annual Report to Shareholders. A copy of the Company's 2007 Annual Report to Shareholders has been mailed to all shareholders along with this Proxy Statement. Shareholders may obtain additional copies of the Company's Annual Report on Form 10-KSB and the exhibits thereto, without charge, by writing to Alan Levy, Vice President, Finance of the Company, at the Company's principal executive offices at the 10 West Forest Avenue, Englewood, NJ 07631.

                                  OTHER MATTERS

         Management does not know of any matters to be presented at the 2007 Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement. If a shareholder vote is necessary to transact any other business at the 2007 Annual Meeting, the proxy holders intend to vote their proxies in accordance with their best judgment related to such business.

         It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Shareholders who are present at the 2007 Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                             By Order of the Board of Directors,


                                             /s/ Francis A. Newman
                                             -----------------------------------
                                             Francis A. Newman
                                             Chairman
May 16, 2007
Englewood, New Jersey

                        ANNUAL MEETING OF SHAREHOLDERS OF

                           MEDICAL NUTRITION USA, INC.

                                  June 6, 2007

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided.

--------------------------------------------------------------------------------
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------

1. To elect directors to serve for a term ending at the 2008 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified.

[ ]  FOR ALL NOMINEES            NOMINEES
                                 [ ]  Francis A. Newman
[ ]  WITHHOLD AUTHORITY          [ ]  Andrew Horowitz
     FOR ALL NOMINEES            [ ]  Bernard Korman
                                 [ ]  Mark H. Rosenberg
[ ]  FOR ALL EXCEPT
(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [X]


In their discretion, the proxies are authorized to vote upon such other business that properly may come before the 2007 Annual Meeting and any adjournments thereof.

The Company's Board of Directors recommends a vote FOR the election of the directors listed above. If no instruction to the contrary is indicated, this Proxy will be voted for the election of the directors listed above..

Please mark, sign, date and return this card in the enclosed postage-paid envelope today.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

Signature of Shareholder _________________________   Date: ________________

Signature of Shareholder _________________________   Date: ________________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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

                           MEDICAL NUTRITION USA, INC.
                       2006 ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 6, 2007

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           MEDICAL NUTRITION USA, INC.

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of 2007 Annual Meeting of Shareholders and the Proxy Statement and appoints Francis A. Newman and Alan Levy, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of common stock of Medical Nutrition USA Inc, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2007 Annual Meeting of Shareholders of the Company (the "2007 Annual Meeting") to be held at the Company's executive offices, 10 West Forest Avenue, Englewood, New Jersey 07631, at 10:00 a.m. on June 6, 2007, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy will be voted in the manner set forth below:


                (Continued and to be signed on the reverse side)

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